UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 19, 2016

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 19, 2016, Hyperdynamics Corporation (the “Company”), through its wholly owned subsidiary, SCS Corporation Ltd. (“SCS”), entered into a non-binding Memorandum of Understanding with the Government of Guinea (“MOU”) outlining the key terms of the proposed extension to September 22, 2017. SCS and the Government of Guinea agreed to negotiate final documents for the extension period by September 1, 2016.  The documents will specify that SCS will be the Operator and the 100% interest holder in the Concession and will assume all of the rights and liabilities under the Production Sharing Contract as Amended (“PSC”). SCS will also retain a mutually agreed area equivalent to 23% of its current acreage in the Concession and it will commit to drill one (1) exploratory well offshore Guinea with a projected commencement date of April 2017. If the well is not drilled within the one (1) year extension period, SCS will owe the Government of Guinea the difference between the actual expenditures related to the well and U.S. $46,000,000. Further, SCS, as the Operator will be obligated to pay any unused portion of the training program under Article 10.3 of the PSC, estimated to be at $500,000 and agrees to administer it in conjunction with the National Petroleum Office of Guinea.  In return, the Government of Guinea will grant a one-year extension to the PSC through September 22, 2017.

The foregoing is intended to be only a summary of the material terms of the MOU, does not purport to be a complete description of the MOU nor the final documents for the extension period.

On August 23, 2016, the Company issued a press release entitled, “Hyperdynamics and the Government of Guinea sign a Memorandum of Understanding”.  The press release is attached as Exhibit 99.1 hereto.

Item 9.01            Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated as August 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	August 24, 2016	By:	/s/ RAY LEONARD
		Name:	Ray Leonard
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated as August 23, 2016